Exhibit 99.1

PRESS RELEASE

US $

Resolute to Sell Fairmont, West Virginia, Recycled Pulp Mill

MONTREAL, CANADA, August 30, 2018 – Resolute Forest Products Inc. (NYSE: RFP) (TSX: RFP) today announced that it has entered into a definitive asset purchase agreement with ND Paper LLC, a subsidiary of Nine Dragons Paper (Holdings) Limited (“Nine Dragons”), for the sale of its Fairmont, West Virginia, recycled bleached kraft pulp mill, for $55 million plus certain elements of working capital, payable in cash.

Nine Dragons is primarily engaged in the production and sale of a broad variety of packaging paperboard products, including linerboard, high-performance corrugating medium, coated duplex board, as well as recycled printing and writing paper and specialty paper. In addition to nine paper mills operating in Asia, Nine Dragons, through its wholly-owned subsidiary ND Paper, also operates two U.S.-based facilities in Wisconsin and Maine.

ND Paper has agreed to offer employment to Fairmont mill employees, effective upon closing of the transaction, which is expected within the next two months.

“We are proud of the progress we have made together with the mill employees over the years to improve the Fairmont operation,” said Yves Laflamme, president and chief executive officer of Resolute. “We are pleased that the local community and broader region of the state will continue to benefit from the economic and social impact of the mill’s operation.”

“Proceeds from this asset sale will enable us to further increase liquidity, and continue to improve our balance sheet and financial flexibility,” added Laflamme. “Over the coming days, we will communicate with our customers to discuss the transition of supply as we seek to optimize our recycled bleached kraft pulp business at our Menominee, Michigan facility.”

BMO Capital Markets is acting as Resolute’s financial advisor on the transaction. Davies Ward Phillips & Vineberg LLP and Jackson Kelly PLLC are acting as Resolute’s legal counsels.

Cautionary Statements Regarding Forward-Looking Information

Statements in this press release that are not statements of historical results, performance, financial condition, or other historical information of Resolute Forest Products Inc. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements regarding the proposed sale of the Fairmont, West Virginia pulp mill and the anticipated benefits and use of proceeds. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “will,” “expect,” “believe” and other terms with similar meaning indicating possible future events or potential impact on our business or our shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on Resolute’s management’s current assumptions, beliefs, and expectations, all of which involve a number of business risks and uncertainties that could cause actual performance or outcomes to differ materially from those expressed in this press release. Some of the potential risks and uncertainties that could cause the company’s actual future performance or outcomes to differ materially from those expressed or implied in this press release include, but are not limited to, the possible inability to timely complete the proposed sale of the Fairmont, West Virginia pulp mill or to achieve the expected benefits of the sale; and the potential risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of the company’s annual report on Form 10-K for the year ended December 31, 2017.

All forward-looking statements in this press release are expressly qualified by the cautionary statements set out or referred to above and in the company’s filings with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities. The company disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

About Resolute Forest Products

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including market pulp, tissue, wood products, newsprint and specialty papers, which are marketed in close to 70 countries. The company owns or operates some 40 manufacturing facilities, as well as power generation assets, in the United States and Canada. Resolute has third-party certified 100% of its managed woodlands to internationally recognized sustainable forest management standards. The shares of Resolute Forest Products trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute has received regional, North American and global recognition for its leadership in corporate social responsibility and sustainable development, as well as for its business practices. Visit www.resolutefp.com for more information.

Contacts

Investors Silvana Travaglini Treasurer and Vice President, Investor Relations 514 394-2217 ir@resolutefp.com	Media and Others Debbie Johnston Director, U.S. Public Affairs and Government Relations 817 561-4338 debbie.johnston@resolutefp.com